UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of Summit Hotel Properties, Inc. (the “Company”) values the input and insights of the Company’s stockholders and believes that effective stockholder engagement strengthens the Board’s role as an informed and engaged fiduciary. The Board meaningfully integrates the feedback it receives from stockholders into the Board’s review and assessment of the Company’s corporate governance policies. Following discussions with certain of the Company’s stockholders and the receipt and vote upon a stockholder proposal regarding certain of the Company’s corporate governance practices, the Board has approved and implemented the following corporate governance initiatives that the Board believes are in the best interests of the Company.

•	Opt-out of Certain Provisions of Maryland’s Unsolicited Takeovers Act

On May 26, 2016, the Company filed Articles Supplementary (the “Articles Supplementary”) to the Company’s charter, as amended and supplemented (the “Charter”), with the State Department of Assessments and Taxation of Maryland to opt out of certain provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”) and prohibit the Company from opting back into any of those provisions without the prior approval of its stockholders.

Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act or MUTA. MUTA permits a Maryland corporation to elect, by provision in its charter or bylaws or by resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	Section 3-803 – requiring classification of the board of directors into three classes;

•	Section 3-804(a) – requiring that stockholders may remove any director by the affirmative vote of two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Section 3-804(b) – requiring that the number of directors be fixed only by vote of the board of directors;

•	Section 3-804(c) – requiring any vacancy on the board of directors be filled only by the majority vote of the remaining directors and for the remainder of the full term in which the vacancy occurred and until a successor is elected and qualifies; and

•	Section 3-805 – requiring that a special meeting may only be called upon stockholder request only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

The Articles Supplementary state that the Board has resolved to prohibit the Company from electing to be subject to any of Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL and that any such prohibition may not be repealed unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Company entitled to vote generally in the election of directors of the Company.

As a result, unless it obtains stockholder approval to do so in the future, the Board may not elect to cause the Company to be subject to any or all of Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL.

The foregoing summary of the Articles Supplementary is qualified entirely by reference to the text of the Articles Supplementary, filed as Exhibit 3.1 to the Current Report on Form 8-K and incorporated herein by reference.

•	Proposal to Effect Opt-out of Remaining Provision of Maryland’s Unsolicited Takeovers Act

The Board has also determined that it is in the best interests of the Company for the Company to repeal its prior election to be subject to Section 3-804(c) of the MGCL and to be prohibited from electing to be subject to Section 3-804(c) of the MGCL unless a proposal to repeal such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Company entitled to vote generally in the election of directors of the Company.

To effect such repeal and prohibition regarding Section 3-804(c) of the MGCL, the Board has declared advisable an amendment to the Charter which requires approval of the Company’s stockholders. The Company intends to submit a proposal to approve the amendment to the Charter at the Company’s 2017 annual meeting of stockholders.

If such proposal receives the requisite stockholder approval at the Company’s 2017 annual meeting of stockholders, following the meeting the Company will so amend the Charter, and, as a result, unless it obtains stockholder approval to do so in the future, the Board may not elect to cause the Company to be subject to Section 3-804(c) of the MGCL.

In summary, following the filing of both (i) the Articles Supplementary on May 26, 2016 and (ii) the Charter amendment described above following the requisite approval by stockholders at the Company’s 2017 annual meeting of stockholders, unless it obtains stockholder approval to do so in the future, the Board may not elect to cause the Company to be subject to any of the provisions of MUTA.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number	Description

3.1	Articles Supplementary prohibiting election under Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL without stockholder approval

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Dated: May 26, 2016		Executive Vice President, General Counsel, Chief Risk Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles Supplementary prohibiting election under Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL without stockholder approval